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                                                                  EXHIBIT 7(b)


                  Letterhead of Sutherland Asbill & Brennan LLP
                          1275 Pennsylvania Ave., N.W.
                              Washington, DC 20004


STEPHEN E. ROTH

DIRECT LINE: (202) 383-0158

Internet:sroth@sablaw.com





                                        April 26, 2001


VIA EDGARLINK

Board of Directors
Farmers New World Life Insurance Company
3003 - 77th Avenue, S.E.
Mercer Island, WA  98040

Ladies and Gentlemen:

    We hereby consent to the reference to our name under the caption "Legal Matters" in the prospectus filed as part of the Post-Effective Amendment No. 2 to the Registration Statement on Form S-6 (File No. 333-84023) of the Farmers Variable Life Separate Account A. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                        Very truly yours,

                                        Sutherland Asbill & Brennan LLP



                                        By: /s/ STEPHEN E. ROTH
                                            ------------------------------------
                                            Stephen E. Roth